Exhibit 10.1
SECOND AMENDMENT
TO THE
A. H. BELO SAVINGS PLAN
     A. H. Belo Corporation, a Delaware corporation, pursuant to authorization by the Compensation Committee of the Board of Directors, adopts the following amendments to the A. H. Belo Savings Plan (the “Plan”).
     1. Section 3.1(c) of the Plan (“Catch-Up Deferral Contributions”) is amended by the addition of the following provision thereto:
The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, solely because of such catch-up Deferral Contributions.
2. Section 3.4 of the Plan is amended in its entirety to read as follows:
     3.4 Participating Employer Matching Contributions. The provisions of this Section 3.4 will apply to only those Participants who have satisfied the eligibility requirements of Section 2.1(b). For Plan Years beginning before January 1, 2009, and for the period beginning on January 1, 2009, and ending on a Participant’s last pay date prior to April 4, 2009, the Participating Employers will pay to the Trustee as a matching contribution for each payroll period an amount equal to (i) 100% of each Participant’s Deferral Contributions for the payroll period to the extent that such Deferral Contributions do not exceed 1% of the Participant’s Compensation for the payroll period and (ii) 70% of each Participant’s Deferral Contributions for the payroll period to the extent that such Deferral Contributions exceed 1% of the Participant’s Compensation but do not exceed 6% of the Participant’s Compensation for the payroll period. For periods beginning after a Participant’s last pay date prior to April 4, 2009, the Participating Employers may pay to the Trustee a discretionary matching contribution. The amount of such discretionary matching contribution, if any, will be determined by the Compensation Committee of the Board of Directors of the Company.
          For purposes of this Section 3.4, Deferral Contributions include catch-up Deferral Contributions described in Section 3.1(c). Participating Employer matching contributions will be subject to the contribution percentage limitation set forth in Section 11.5.
     3. Section 5.3 of the Plan is amended in its entirety to read as follows:
     5.3 Limitation on Allocations. Article 11 sets forth certain rules under Code sections 401(k), 401(m) and 415 that limit the amount of contributions and forfeitures that may be allocated to a Participant’s Accounts for a Plan Year.

     4. Section 6.1(c) of the Plan (“Accelerated Vesting”) is amended by replacing the reference to “Section 6.3” contained therein with “Section 6.3 or Section 11.4(e).”
     5. Section 6.4 of the Plan (“Application of Forfeited Amounts”) is amended by replacing the first reference to “this Article” contained therein with “this Article or Section 11.4(e).”
     6. Section 11.2(c) of the Plan (“Deferral Percentage”) is amended by the addition of the following provision thereto:
In addition, if the Matching Contributions to the Plan for any Plan Year satisfy the requirements of Code section 401(k)(2)(B) and (C), a Participant’s Deferral Percentage will be determined by aggregating the Deferral Contributions and the Matching Contributions made to the Plan on his behalf for such Plan Year, unless such aggregation is prohibited in regulations prescribed by the Secretary of the Treasury. A Participant is eligible to make Deferral Contributions for purposes of determining his Deferral Percentage even though he does not make Deferral Contributions because of the suspension of his Deferral Contributions under the terms of the Plan, because of an election not to participate, or because of the limitations contained in Section 11.3 of the Plan. A Deferral Contribution will be taken into account for a Plan Year only if (i) the allocation of such contribution is not contingent on participation in the Plan or the performance of services after the Plan Year, (ii) such contribution is paid to the Trustee within 12 months after the end of the Plan Year, and (iii) such contribution relates to Compensation that either would have been received by the Participant in the Plan Year, or that is attributable to services performed during the Plan Year and that would have been received within two and one-half months after the Plan Year, but for the election to defer. Deferral Contributions that are taken into account in the Average Contribution Percentage Test described in Section 11.5(a) of the Plan will be excluded from the Deferral Percentage (provided the Actual Deferral Percentage Test described in Section 11.4(a) of the Plan is satisfied both with and without exclusion of such Deferral Contributions).
     7. Section 11.2 of the Plan (“Definitions Used in this Article”) is further amended by the addition of the following provisions thereto:
     (m) Average Contribution Percentage means the average of the Contribution Percentages of each Participant in a group of Participants.
     (n) Contribution Percentage means the ratio (expressed as a percentage) determined by dividing the Matching Contributions made to the Plan on behalf of a Participant who is eligible to receive an allocation of Matching Contributions for a Plan Year (but only to the extent such Matching Contributions are not taken into account in determining the Participant’s Deferral Percentage for the Plan Year) by the Participant’s Compensation for the Plan Year. A Participant is eligible to receive an allocation of

Matching Contributions for purposes of determining his Contribution Percentage even though no Matching Contributions are made to the Plan on his behalf because of the suspension of his Deferral Contributions under the terms of the Plan, because of an election not to participate, or because of the limitations contained in Section 11.3 of the Plan. Deferral Contributions may also be included in the Contribution Percentages used to satisfy the Average Contribution Percentage Test described in Section 11.5(a) of the Plan, provided that the Average Deferral Percentage Test described in Section 11.4(a) of the Plan is met before such Deferral Contributions are included in the Average Contribution Percentage Test and continues to be met following the exclusion of such Deferral Contributions.
     (o) Matching Contribution means the Participating Employer matching contribution made to the Plan on behalf of a Participant pursuant to Article 3.
     8. The first paragraph of Section 11.4 of the Plan (“Limitation on Deferral Contributions”) is amended in its entirety to read as follows:
     The limitations of this Section 11.4 will apply to Participants for Plan Years beginning on or after January 1, 2009.
     9. The first paragraph of Section 11.4(c) of the Plan (“Reduction of Excess Deferral Contributions”) is amended by the addition of the following sentence thereto:
Matching Contributions made with respect to a Participant’s excess Deferral Contributions will be forfeited and applied as provided in Section 6.4.
     10. Section 11.4(c) of the Plan is further amended by deleting the phrase “and for the period between the end of the Plan Year and the date of distribution” from the second paragraph thereof.
     11. Section 11.4(d) of the Plan (“Determination of Earnings and Losses”) is amended by deleting the second sentence thereof.
     12. Section 11.4(e) of the Plan (“Testing Procedures”) is amended in its entirety to read as follows:
     (e) Discriminatory Matching Contributions. If the allocation of Matching Contributions to a Participant’s Matching Contribution Account results in a discriminatory matching contribution (as determined under Code sections 401(a)(4) or 401(m) and the regulations thereunder) for such Participant because the Matching Contribution relates to a Deferral Contribution that exceeds the limitations described in Section 3.3 or this Section 11.4, or because of any other reason, and such discriminatory matching contribution cannot be distributed as an excess Matching Contribution pursuant to Section 11.5, such discriminatory matching contribution, or the portion thereof that results in prohibited discrimination, will be forfeited notwithstanding any other provision of the Plan to the contrary.
     13. Article 11 of the Plan (“Limitations on Contributions and Allocations to Participants’ Accounts”) is further amended by the addition of new Sections 11.5 and 11.6 thereto to read as follows:
     11.5 Limitation on Matching Contributions. The limitations of this Section 11.5 will apply to Participants for Plan Years beginning on or after January 1, 2009.
          (a) Average Contribution Percentage Test. Notwithstanding any other provision of the Plan, the Average Contribution Percentage for a Plan Year for Participants who are Highly Compensated Employees will not exceed the greater of: (i) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees multiplied by 1.25; or (ii) the lesser of (A) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees plus two percentage points or (B) the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees multiplied by 2.0.
          (b) Suspension of Matching Contributions. If at any time during a Plan Year the Committee determines, on the basis of estimates made from information then available, that the limitation described in subsection (a) above will not be met for the Plan Year, the Committee in its discretion may reduce or suspend the Matching Contributions of one or more Participants who are Highly Compensated Employees to the extent necessary (i) to enable the Plan to meet such limitation or (ii) to reduce the amount of Excess Matching Contributions that would otherwise be forfeited or distributed pursuant to subsection (c) below.
          (c) Reduction of Excess Matching Contributions. If for any Plan Year the Average Contribution Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in Section 11.5(a) above, the dollar amount of excess Matching Contributions will be forfeited (if forfeitable) or distributed (if not forfeitable) to the Highly Compensated Employees on the basis of the respective portions of the excess Matching Contributions attributable to each such Highly Compensated Employee until the aggregate amount of excess Matching Contributions has been forfeited or distributed. For purposes of this subsection, excess Matching Contributions means, for a Plan Year, the excess of (i) the aggregate amount of Matching Contributions actually made on behalf of Highly Compensated Employees for the Plan Year, over (ii) the maximum amount of such contributions permitted for such Plan Year under Section 11.5(a) (determined by reducing Matching Contributions made on behalf of Highly Compensated Employees in order of the Contribution Percentages beginning with the highest of such percentages). Such excess Matching Contributions will be forfeited or distributed on the basis of the dollar amount of Matching Contributions for each such Participant (as hereinafter provided) until the aggregate amount of excess Matching Contributions has been forfeited or distributed. The Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Matching

Contributions will be reduced first by the amount required to cause that Participant’s Matching Contributions to equal the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount, and this process will be repeated until the total amount of excess Matching Contributions has been forfeited or distributed. Upon forfeiture or distribution of the total excess Matching Contributions in this manner, the Plan will be treated as satisfying the limitations of subsection (a) above.
          All distributions under this subsection will be increased by Trust Fund earnings and decreased by Trust Fund losses for the Plan Year and will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year.
          (d) Determination of Earnings and Losses. The earnings and losses of the Trust Fund for the Plan Year allocable to the portion of a Participant’s Matching Contributions that are forfeited pursuant to Section 11.4 or distributed pursuant to subsection (c) above will be determined by multiplying the Trust Fund earnings or losses for the Plan Year allocable to the Participant’s Matching Contribution Account by a fraction, the numerator of which is the amount of Matching Contributions to be distributed or forfeited and the denominator of which is the balance of the Participant’s Matching Contribution Account on the last day of the Plan Year, reduced by the earnings and increased by the losses allocable to such Account for the Plan Year.
     11.6 Aggregation and Disaggregation Rules.
          (a) Code Section 415. For purposes of the allocation limitations under Code section 415 set forth in this Article, (i) all Defined Benefit Plans ever maintained by a Controlled Group Member will be treated as one Defined Benefit Plan, and all Defined Contribution Plans ever maintained by a Controlled Group Member will be treated as one Defined Contribution Plan, and (ii) Controlled Group Members will be determined in accordance with the 50% control rule of Code section 415(h).
          (b) Code Section 401(k). For purposes of the limitation on Deferral Contributions set forth in this Article, the Average Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have deferral contributions allocated to his account under two or more plans or arrangements described in Code section 401(k) that are maintained by the Company or any Controlled Group Member will be determined as if all such deferral contributions were made under a single arrangement (unless such plans or arrangements may not be permissively aggregated under applicable regulations). Plans that are aggregated for purposes of satisfying the minimum coverage rules of Code section 410(b) (other than for purposes of the average benefits percentage test) will be treated as a single plan for such purposes. For purposes of the limitation on Deferral Contributions set forth in this Article, the aggregation and disaggregation of plans will be determined under the rules of Code section 401(k) and the regulations thereunder.
          (c) Code Section 401(m). The Contribution Percentage of a Participant who is a Highly Compensated Employee for a Plan Year and who is eligible to make voluntary employee contributions or receive deferral contributions or matching employer contributions allocated to his account under two or more Defined Contribution Plans maintained by the Company or a Controlled Group Member will be determined as if all such contributions were made to a single plan (unless such plans may not be permissively aggregated under applicable regulations). Plans that are aggregated for purposes of satisfying the minimum coverage rules of Code section 410(b) (other than for purposes of the average benefits percentage test) will be treated as a single plan for such purposes. For purposes of the limitation on Matching Contributions set forth in this Article, the aggregation and disaggregation of plans will be determined under the rules of Code section 401(m) and the regulations thereunder.
          (d) Testing Procedures. In applying the limitations set forth in Sections 11.4 and 11.5, the Committee may, at its option, utilize such testing procedures as may be permitted under Code sections 401(a)(4), 401(k), 401(m) or 410(b), including without limitation (i) aggregation of the Plan with one or more other qualified plans maintained by a Controlled Group Member or disaggregation of the Plan into component plans, (ii) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals made to plans of other Controlled Group Members, (iii) exclusion of all Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code section 410(a)(1)(A), or (iv) any permissible combination thereof.
14. The foregoing amendments will be effective March 27, 2009.
Executed at Dallas, Texas, this 31st day of March, 2009.

A. H. BELO CORPORATION
By	/s/ Sheila Hartley
Sheila Hartley
Vice President/Human Resources